Exhibit 10.65

Execution Copy

CONSENT AND MODIFICATION OF SENIOR SUBORDINATED NOTE PURCHASE AGREEMENT AND TRANCHE B NOTES

This CONSENT AND MODIFICATION OF SENIOR SUBORDINATED NOTE PURCHASE AGREEMENT AND TRANCHE B NOTES (this “Modification”) is dated as of August 12, 2010 by and among INTERNATIONAL TEXTILE GROUP, INC., a Delaware corporation (the “Company”) and the Purchasers signatory hereto.  Unless otherwise specified herein, capitalized terms used in this Modification shall have the meanings ascribed to them in the Note Purchase Agreement (as hereinafter defined).

R E C I T A L S:

WHEREAS, the Company and the Purchasers are party to that certain Senior Subordinated Note Purchase Agreement, dated as of June 6, 2007 (as amended by Amendment No. 1 to Note Purchase Agreement, dated as of April 15, 2008 (“Amendment No. 1”), Amendment No. 2 to Senior Subordinated Note Purchase Agreement, dated as of December 24, 2008 (“Amendment No. 2”) and Amendment No. 3 to Senior Subordinated Note Purchase Agreement, dated as of December 22, 2009 (“Amendment No. 3”), and as otherwise amended, supplemented, restated or otherwise modified from time to time, the “Note Purchase Agreement”) pursuant to which, among other things, the Company issued and sold to the Purchasers those certain 18% Senior Subordinated Notes due 2011 in accordance with and pursuant to the terms and provisions of the Note Purchase Agreement;

WHEREAS, in connection with Amendment No. 3, the Company issued the Tranche B Notes to the Tranche B Purchasers (the “Existing Tranche B Notes”);

WHEREAS, the Company desires that the maturity date in respect of the Tranche B Notes be extended from June 6, 2011 to June 6, 2012;

WHEREAS, the Company also desires to issue and sell additional Tranche B Notes to the Tranche B Purchasers in an aggregate principal amount not to exceed $15,000,000 at a purchase price equal to 100% of the principal amount thereof (the “New Tranche B Notes”), the proceeds of which will be used to make an investment in ITG – Phong Phu Joint Venture Company;

WHEREAS, for good and valuable consideration, the Purchasers are willing to consent to the extension of the maturity date in respect of the Existing Tranche B Notes and the issuance of the New Tranche B Notes, all upon the terms and conditions as hereinafter set forth;

NOW, THEREFORE, in consideration of the premises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1              Extension of Tranche B Notes Maturity Date.  Notwithstanding anything in the Note Purchase Agreement or any of the Existing Tranche B Notes to the contrary, including, without limitation, Section 9.1 of the Note Purchase Agreement or the title and first sentence of each of the Existing Tranche B Notes, the date on which the entire outstanding principal amount of, and the interest then accrued and unpaid on, the Tranche B Notes (including each of the Existing Tranche B Notes and each of the New Tranche B Notes) shall be due and payable is hereby extended from June 6, 2011 to June 6, 2012, and each reference to the maturity date of the Tranche B Notes in each of the Note Purchase Agreement, each of the Tranche B Notes and each of the other Financing Documents is hereby deemed modified to the extent, but only to the extent, inconsistent with the foregoing extension.

2              Purchase of New Tranche B Notes.

(a)           Initial Closing.  On the date hereof, and simultaneous with the effectiveness hereof, WLR IV Parallel ESC, L.P., WLR Recovery Fund III, L.P., and WLR Recovery Fund IV, L.P. (the “WLR Purchasers”) shall collectively purchase not more than $5,000,000 of New Tranche B Notes.  On the date hereof, the Company will deliver to each WLR Purchaser the New Tranche B Notes to be purchased by such WLR Purchaser, such New Tranche B Notes to be in substantially the form attached hereto as Exhibit A (the “Form New Tranche B Note), against delivery by such WLR Purchaser to the Company of immediately available funds in the amount of the purchase price therefor (the “Initial New Tranche B Purchase”).

(b)           Subsequent Closings.  From time to time after the date hereof, one or more of the WLR Purchasers may collectively purchase additional New Tranche B Notes (each a “Subsequent Closing”), provided that the aggregate principal amount of New Tranche B Notes purchased at such Subsequent Closings, together with the New Tranche B Notes purchased pursuant to the Initial New Tranche B Purchase shall not exceed $15,000,000.  At each such Subsequent Closing, the Company will deliver to each WLR Purchaser the New Tranche B Notes to be purchased by such WLR Purchaser in substantially the form of the Form New Tranche B Note against delivery by such WLR Purchaser to the Company of immediately available funds in the amount of the purchase price therefor (each a “Subsequent New Tranche B Purchase”; the Initial New Tranche B Purchase and each Subsequent New Tranche B Purchase are collectively referred to herein as the “New Tranche B Purchases).

3             Consent to Tranche B Purchases.  Each of the Purchasers party hereto, subject to satisfaction of the conditions to effectiveness set forth in Section 5 below, hereby consent to consummation of the New Tranche B Purchases.

4             Representations and Warranties.

(a)           The execution, delivery and performance by the Company of this Modification has been duly authorized by all necessary corporate action and this Modification and the Note Purchase Agreement as Modified hereby constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms;

(b)           Upon the effectiveness of this Modification and after giving effect hereto, no Default or Event of Default exists under the Note Purchase Agreement;

(c)           Upon the effectiveness of this Modification and after giving effect hereto, all representations and warranties in the Note Purchase Agreement the other Financing Documents are true and correct in all material respects as of the effective date of this Modification, except for (i) any such representations and warranties which expressly relate to an earlier date and (ii) changes in circumstances which are otherwise expressly permitted pursuant to the terms of the Note Purchase Agreement;

(d)           Any asset held or retained by the Company or any other Credit Party as a result of or in connection with the investment by the Company in ITG – Phong Phu Joint Venture Company with the proceeds of any New Tranche B Note shall be pledged as Collateral for all purposes under the Note Purchase Agreement and the other Financing Documents.

(e)           No Purchaser or any other Person is receiving any additional fee, interest, premium or other compensation in any form in connection with this Modification or the Senor Amendment (as defined below).

5             Conditions to Effectiveness.  This Modification shall be effective on the date when the Purchasers determine that each of the following conditions have been met:

(a)           this Modification shall have been duly executed and delivered by the Company, each of the Tranche A Purchasers and each of the Tranche B Purchasers; and

(b)           the Company, the Senior Agent and the other parties thereto shall have delivered a fully executed copy of Amendment No. 20 to the Senior Credit Agreement in substantially the form attached hereto as Exhibit B (the “Senior Amendment”).

6             Miscellaneous.

6.1           Effect; Ratification.

(a)           Except as specifically set forth above, the Note Purchase Agreement and the other Financing Documents (including, without limitation, Amendment No. 1, Amendment No. 2 and Amendment No. 3) and all payment and performance obligations and all liens granted thereunder shall remain in full force and effect and are hereby ratified and confirmed.  Each of the Company and each of the Tranche B Purchasers agrees that the rights and obligations in respect of the Tranche B Notes, as modified hereby, and the New Tranche B Notes are and shall remain in all respects subject to the terms and provisions of the Debt Subordination Agreement.  The Company agrees that such ratification and reaffirmation is not a condition to the continued effectiveness of the Note Purchase Agreement or the other Financing Documents.

(b)           The execution, delivery and effectiveness of this Modification shall not operate as a waiver of any Default or Event of Default (whether or not known to any Purchaser) or any right, power or remedy of the Purchasers under the Note Purchase Agreement or any other Financing Document, nor constitute an amendment or modification of any provision of the Note Purchase Agreement or any other Financing Document, except as specifically set forth herein.  Upon the effectiveness of this Modification, each reference in the Note Purchase Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Note Purchase Agreement as modified hereby.  The parties hereto acknowledge and agree that this Modification shall constitute a “Financing Document” for all purposes under the Note Purchase Agreement and the other Financing Documents.

(c)           The Company acknowledges and agrees that the amendments set forth herein are effective solely for the purposes set forth herein and that the execution and delivery by the Purchasers of this Modification shall not be deemed (i) except as expressly provided in this Modification, to be a consent to any amendment, waiver or modification of any term or condition of the Note Purchase Agreement or of any other Financing Document, (ii) to create a course of dealing or otherwise obligate any Purchaser to forbear, waive, consent or execute similar amendments under the same or similar circumstances in the future, or (iii) to amend, prejudice, relinquish or impair any right of the Purchasers to receive any indemnity or similar payment from any Person or entity as a result of any matter arising from or relating to this Modification.

(d)           The parties hereto hereby acknowledge and agree that from and after the date hereof, each New Tranche B Note shall be considered a “Tranche B Note” and an “Initial Note” for all purposes under the Note Purchase Agreement and the other Financing Documents.

(e)           Each WLR Purchaser hereby makes each representation and warranty (and agrees to each covenant) set forth in Section 7 of the Note Purchase Agreement.

(f)           Notwithstanding anything in Section 14.5 of the Note Purchase Agreement to the contrary, with respect to the assignment, exchange, transfer, replacement or other substitution of any New Tranche B Note from and after the date hereof, only a Tranche B Note in substantially the form of Exhibit A to this Modification may be received upon such assignment, exchange, transfer, replacement or other substitution.

(g)           In consideration of, among other things, the modifications provided for herein, and any other financial accommodations which the Purchasers elect to extend to the Company, the Company, on its own behalf and on behalf of each Credit Party, forever waives, releases and discharges any and all claims (including, without limitation, cross-claims, counterclaims, rights of setoff and recoupment), causes of action, demands, suits, costs, expenses and damages that they now have, of whatsoever nature and kind, whether known or unknown, whether arising at law or in equity, against the Collateral Agent and any Purchaser (in their respective capacities as such) and any of their respective subsidiaries and affiliates, and each of their respective successors, assigns, officers, directors, employees, agents, attorneys and other representatives, based in whole or in part on facts, whether or not known, existing on or prior to the date of this Modification.  The provisions of this Section 6.1(g) shall survive the termination of the Note Purchase Agreement and payment in full of the Obligations.

6.2           Counterparts and Signatures by Fax.  This Modification may be executed in any number of counterparts, each such counterpart constituting an original but all together one and the same instrument.  Any party delivering an executed counterpart of this Modification by fax or electronic mail shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Modification.

6.3           Severability.  In case any provision in or obligation under this Modification shall be invalid, illegal or unenforceable in any court of competent jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not be affected or impaired thereby.

6.4           GOVERNING LAW.  THIS MODIFICATION SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS THEREOF, BUT OTHERWISE WITHOUT REFERENCE TO THE CHOICE-OF-LAW PRINCIPLES OF THE LAW THEREOF.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Modification as of the date first above written.

COMPANY INTERNATIONAL TEXTILE GROUP, INC.

By:	/s/ Craig J. Hart
Name:	Craig J. Hart
Title:	Vice President & Treasurer

Signature Page to Consent and Modification of Note Purchase Agreement and Tranche B Notes

PURCHASERS: CCP F, L.P.

By:	Clearlake Capital Partners, LLC, its general partner

By: CCG Operations, LLC, its managing member

By:	/s/ Jose Feliciano
Name:	Jose Feliciano
Title:	Manager

RESERVOIR CAPITAL PARTNERS, L.P. By: RCP GP, LLC, its general partners

By:	/s/ Gregg M. Zeitlin
Name:	Gregg M. Zeitlin
Title:	Senior Managing Director

RESERVOIR CAPITAL INVESTMENT PARTNERS, L.P.

By:	RCIP GP, LLC, its general partner

By:	/s/ Gregg M. Zeitlin
Name:	Gregg M. Zeitlin
Title:	Senior Managing Director

RESERVOIR CAPITAL MASTER FUND II, L.P.

By:	Reservoir Capital Group, L.L.C., its general partner

By:	/s/ Gregg M. Zeitlin
Name:	Gregg M. Zeitlin
Title:	Senior Managing Director

Signature Page to Consent and Modification of Note Purchase Agreement and Tranche B Notes

WLR RECOVERY FUND IV, L.P.

By:	WLR Recovery Associates IV, LLC, its General Partner

By:	/s/ David L. Wax
Name:	David L. Wax
Title:	Principal Member

WLR RECOVERY FUND III, L.P.

By:	WLR Recovery Associates III, LLC, its General Partner

By:	/s/ David L. Wax
Name:	David L. Wax
Title:	Principal Member

WLR IV PARALLEL ESC, L.P.

By:	INVESCO WLR IV Associates, LLC, its General Partner

By:	/s/ David L. Wax
Name:	David L. Wax
Title:	Principal Member

Signature Page to Consent and Modification of Note Purchase Agreement and Tranche B Notes